Exhibit 99.1

Constellation Pharmaceuticals Announces Appointment of Dr. Richard Levy to Board of Directors

CAMBRIDGE, Massachusetts, April 6, 2020 – Constellation Pharmaceuticals, Inc. (Nasdaq: CNST), a clinical-stage biopharmaceutical company using its expertise in epigenetics to discover and develop novel therapeutics, today announced that Richard Levy, M.D., has been appointed to its Board of Directors.

Dr. Levy has nearly 30 years of experience in the pharmaceutical and biotechnology sectors, where he held senior clinical development positions at Incyte, Celgene, DuPont Pharmaceuticals, and Sandoz / Novartis. He served as Executive Vice President and Chief Drug Development and Medical Officer at Incyte, where from 2003 to 2016 he was responsible for the expansion of the clinical development portfolio in oncology and inflammation. Dr. Levy currently serves on the boards of Madrigal Pharmaceuticals, Kodiak Sciences, Kiniksa Pharmaceuticals, and ArTara Therapeutics. From 2016 to 2019 he served as a senior advisor at Baker Brothers Advisors, a health care investment company. Dr. Levy received his M.D. from the University of Pennsylvania School of Medicine and completed his training in Internal Medicine at the Hospital of the University of Pennsylvania and a fellowship in Gastroenterology and Hepatology at UCLA.

“I am excited to be joining the Constellation board,” said Dr. Levy. “Constellation is developing a portfolio of promising product candidates, including CPI-0610 in myelofibrosis and other diseases. I look forward to working with my fellow board members and with Constellation management to help make CPI-0610 part of the new standard of care in myelofibrosis, as well as to advance the company’s other programs.”

“We’re thrilled to have someone with Rich’s expertise on our board,” said Jigar Raythatha, President and Chief Executive Officer of Constellation Pharmaceuticals. “His medical and regulatory experience will be invaluable as we work to advance CPI-0610.”

About Constellation Pharmaceuticals

Constellation Pharmaceuticals is a clinical-stage biopharmaceutical company developing novel therapeutics that selectively modulate gene expression to address serious unmet medical needs in patients with cancer. The Company has a deep understanding of how epigenetic and chromatin modifications in cancer cells and in the tumor and immune microenvironment play a fundamental role in driving disease progression and drug resistance. Constellation is driving development of the BET inhibitor CPI-0610 for the treatment of myelofibrosis as well as the EZH2 inhibitors CPI-1205 and CPI-0209 for the treatment of metastatic castration-resistant prostate cancer and other cancers. The Company is also applying its broad research and development capabilities to explore other novel targets that directly and indirectly impact gene expression to fuel a sustainable pipeline of innovative small-molecule product candidates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, the Company’s plans, strategies and prospects for its business and statements regarding the development status of the Company’s product candidates, the timing of availability of clinical trial data and the Company’s ability to fund its operations until the second half of 2022. All statements, other than statements of historical facts, contained in this press release, including statements regarding the implications of preliminary or interim clinical data, the development status of the Company’s product candidates, and the Company’s plans for future data presentations, the Company’s strategy, future operations, future financial position, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to: obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in clinical trials; whether preliminary or interim data from a clinical trial will be predictive of the final results of the trial;

replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of CPI-0610, CPI-1205 and CPI-0209; advance the development of its product candidates under the timelines it anticipates, or at all, in current and future clinical trials; obtain, maintain, or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. CPI-0610, CPI-1205 and CPI-0209 are investigational therapies and have not been approved by the FDA (or any other regulatory authority). For a discussion of other risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the full year ended December 31, 2019. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Contact

Ronald Aldridge

Investor Relations

Constellation Pharmaceuticals

+1 617-714-0539

ron.aldridge@constellationpharma.com

Lauren Arnold

Media Relations

MacDougall Biomedical Communications

+1 781-235-3060

larnold@macbiocom.com